UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report: May 27, 1998
            Date of earliest event reported: April 29, 1998





                    CHADMOORE WIRELESS GROUP, INC.
       (Exact name of registrant as specified in its charter)




        Colorado                    0-20999                      84-1058165
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)



     2875 E. Patrick Lane, Suite G                                 89120
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(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code:        (702) 740-5633
                                                   -----------------------------



       (Former name or former address,  if changed since last report.)

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements

                  None.

         (b)      Exhibits

                  None.

Item 9.  Sales of Equity Securities Pursuant to Regulation S

         (a) On December 23, 1997, Registrant concluded a private placement conducted in accordance with Regulation S ("Regulation S") of the Securities Act of 1933, as amended. In such placement Registrant sold (i) 219,000 shares of Series B Convertible Preferred Stock (the "Preferred Stock") and (ii) warrants ("Warrants") to purchase 300,000 shares of the Registrant's common stock ("Common Stock"). The offering, the terms of the Preferred Stock, the terms of conversion, and the terms of the Warrants are described in Registrant's Current Report on Form 8-K filed with the SEC on February 24, 1998. Item 9, subparagraph
(a) of the Current Report filed February 24, 1998, is incorporated by reference herein.

         (b) With respect to the conversion of its Series B 8% Convertible Preferred Stock ("Preferred Shares") described in subparagraph (a) above, the Registrant authorized the issuance of shares of its common stock as follows:

             On April 29, 1998, four Holders converted an aggregate 10,688 Preferred Shares, at the conversion rate of $0.506 per share and were issued an aggregate 211,226 Conversion Shares and an aggregate 5,878 Dividend Shares, respectively.

             On May 6, 1998, two Holders converted an aggregate 10,000 Preferred Shares, at the conversion rate of $0.5145 per share and were issued an aggregate 194,364 Conversion Shares and an aggregate 5,708 Dividend Shares, respectively.

             On May 7, 1998, two Holders converted an aggregate 20,000 Preferred Shares, at the conversion rate of $0.52 per share and were issued an aggregate 384,616 Conversion Shares and an aggregate 11,380 Dividend Shares, respectively.

                               SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CHADMOORE WIRELESS GROUP, INC.



                                         By:  /s/ Robert W. Moore
                                              --------------------------
                                              Robert W. Moore, President

Date: May 27, 1998